                                                                   EXHIBIT 10.7


                                LEASE AGREEMENT

                                BY AND BETWEEN

                    SOUTHCENTER III AND IV INVESTORS LLC.
                     A DELAWARE LIMITED LIABILITY COMPANY

                                 AS LANDLORD

                                     AND

                              PIXELWORKS, INC.
                           AN OREGON CORPORATION

                                  AS TENANT

                             DATED APRIL 14, 1999

INDEX OF EXHIBITS

A     Diagram of the Premises
B     Tenant Improvements
C     Commencement and Expiration Date
D     Rules and Regulations
E     Form of Estoppel Certificate
F     Form of Subordination, Non-Disturbance
      and Attornment Agreement

                            INDEX OF DEFINED TERMS


                                                            Paragraph #
ADA                                                             9

ADDITIONAL RENT                                                 4

ADDITIONAL SPACE                                                58

ALTERATIONS                                                     12

BANK                                                            7

BASE INSURANCE EXPENSES                                         4

BASE OPERATING EXPENSES                                         4

BASE RENT                                                       4

BASE TAXES                                                      4

BASE UTILITY EXPENSES                                           4

BASE YEAR                                                       4

BUILDING                                                        2

CASUALTY DISCOVERY DATE                                         21

COMMENCEMENT DATE                                               3

COMMON AREAS                                                    2

COMPUTATION YEAR                                                4

CONDEMNATION                                                    22

CPA                                                             4

DEFAULT                                                         24

DISH                                                            9

ELECTRIC RATES                                                  5

ELECTRIC SERVICE PROVIDER                                       5

ELECTRICITY CHARGE                                              5

ENVIRONMENTAL LAWS                                              32

EXPIRATION DATE                                                 3

EXTENSION NOTICE                                                56

FORCE MAJEURE                                                   54

GUARANTOR                                                       24

HAZARDOUS MATERIALS                                             32

HOLDER                                                          42

INSURANCE EXPENSES                                              4

LANDLORD PARTIES                                                39

LANDLORD'S AGENTS                                               8

LANDLORD'S INVESTMENT ADVISORS                                  15

LAWS                                                            9

LEASE                                                      INTRODUCTION

LEASE GUARANTOR                                                 7

LETTER OF CREDIT                                                7

NORMAL BUSINESS HOURS                                           5

OFFER                                                           57

OFFER TERMS                                                     58

OPERATING EXPENSES                                              4

OPTION                                                          56



OPTION PERIOD                                                   56

PARKING AREAS                                                   2

PAYMENT OF ADDITIONAL RENT                                      4

PREMISES                                                        1

PRIVATE RESTRICTIONS                                            9

PROJECT                                                         2

PROPORTIONATE SHARE                                             4

RELATED CORPORATION                                             23

RENT                                                            4

RIGHT OF FIRST REFUSAL                                          57

RIGHT OF FIRST REFUSAL NOTICE                                   57

RULES AND REGULATIONS                                           41

SUCCESSOR LANDLORD                                              31

SUPERIOR LEASE(S)                                               31

SUPERIOR LESSOR                                                 31

SUPERIOR MORTGAGE(S)                                            31

SYSTEMS                                                         4

TAXES                                                           4

TENANT IMPROVEMENTS                                          EXHIBIT B

TENANT'S AGENTS                                                 9

TENANT'S PROPERTY                                               15

TERM                                                            3

TERMINATION NOTICE                                              59



UTILITIES                                                       4

UTILITY EXPENSES                                                4

VISITOR PARKING FEES                                            44

VISITORS                                                        44

YEAR 2000 COMPLIANT                                             4


                                LEASE AGREEMENT

                            BASIC LEASE INFORMATION

Lease Date:            April 14, 1999

Landlord:              SOUTHCENTER III & IV INVESTORS LLC, a Delaware
                       Limited Liability Company

Landlord's Address:    c/o Insignia/ESG, Inc.
                       7987 SW Mohawk Street
                       Tualatin, Oregon 97062

                       All notices sent to Landlord under this Lease shall be sent to the above address.

Tenant:                Pixelworks, Inc.
                       an Oregon corporation

Tenant's Contact
         Person:       Allen Alley

Tenant's Address and   7720 SW Mohawk Street
  Telephone Number:    Tualatin, Oregon 97062

Premises Square
Footage:               Approximately Twenty Three Thousand Four Hundred
                       (23,400) rentable square feet

Premises Address:      7720 SW Mohawk Street
                       Tualatin, Oregon 97062

Project: SouthCenter Phase III, together with the land on which the Project is situated and all Common Areas consisting of 112,578 sf.

Building (if not the
 same as the Project):  Building H Consisting of 23,400 sf.

Tenant's Proportionate
    Share of Project:   20.79%

Tenant's Proportionate
    Share of Building:  100%

Length of Term:         Sixty (60) months



    Estimated
Commencement Date:   June 1, 1999

    Estimated
Expiration Date:     May 31, 2004

Extrapolated Annual                       Sq. Ft.       Annual       Annual       Monthly
   Months Base Rent:                                     Base         Base         Base
                                                         Rate         Rent         Rent

                     1-9                  14,735x       $19.75=     $291,016=   $24,252.00
                     10-12                19,068x       $19.75=     $376,593=   $31,383.00
                     13-36                23,400x       $19.75=     $462,150=   $38,513.00
                     37-60                23,400x       $21.25=     $497,250=   $42,413.00

Prepaid Base Rent:   Twenty Four Thousand Two Hundred Fifty Two Dollars
                     ($24,252)
Prepaid Additional
Rent:

Month(s) to which    Prepaid rent will be applied to months 1.
Prepaid Base Rent
and Additional Rent
 will be Applied:

Base Year:           Nineteen Hundred Ninety Nine, 1999

Security Deposit:    One hundred sixty one thousand Eight hundred fifty two
                     Dollars ($161,852). Landlord will accept a declining
                     letter of credit in the amount of One hundred nineteen
                     thousand four hundred thirty nine dollars ($119,439) and
                     the balance to be received as cash. Letter of credit may
                     be reduced at the following intervals: $38,513 after the
                     13th month, $38,513 after the 25th month, and $42,413
                     after the 37th month.

Guarantor:           None

Permitted Use:       General office use consistent with the standards of a
                     "Class A" office building. Also permitted is Research &
                     Development, Warehousing and Distribution of Electronics
                     parts




Reserved Parking
     Spaces:           None (0) exclusive and designated parking spaces

Unreserved Parking
     Spaces:           Ninety four (94) non-exclusive and undesignated parking spaces

Broker(s):             Insignia/ESG, Inc.(Landlord's Broker)
                       Corporate Property Services (Tenant's Broker)


                         LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement ("Basic Lease Information") shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the "Lease".

     1.   DEMISE

     In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY LEASE FROM LANDLORD, the Premises described below (the "Premises"), upon the agreements, terms and conditions of this Lease for the Term hereafter stated.

     2.   PREMISES

     The Premises demised by this Lease are located in that certain building (the "Building") specified in the Basic Lease Information, which Building is located in that certain real estate development (the "Project") specified in the Basic Lease Information. The Premises have the address and contains the square footage specified in the Basic Lease Information; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraphs 4(c)(3) and 4(c)(5) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that with respect to the Projects parking areas (the "Parking Areas"), Tenant shall have only the rights, if any, set forth in Paragraph 44 below. For purposes of this Lease, the term "Common Areas" shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees.

Tenant understands and agrees that the Premises shall be leased by Tenant in its as-is condition without any improvements or alterations by Landlord unless Landlord has expressly agreed to make such improvements; or alterations in a tenant improvement work agreement attached hereto, if at all, as Exhibit B. If Landlord has agreed to make any such improvements or alterations, then the Premises demised by this Lease shall include any Tenant Improvements (as that term is defined in the aforesaid tenant improvement work agreement) to be constructed by Landlord within the interior of the Premises. Landlord shall construct any Tenant Improvements on the terms and conditions set forth in Exhibit B, if attached hereto. Landlord and Tenant agree to and shall be bound by the terms and conditions of Exhibit B, if any.

     Landlord has the right, in its sole discretion, from time to time, to:
(a) make changes to the Common Areas, the Building and/or the Project, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof, and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Landlord may, in its sole discretion, deem to be appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant's use of the Premises, however, Tenant's rent shall abate during such activities to the extent, if any, Tenant is denied use of the Premises.

     No rights to any view or to fight or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     3.   TERM

     The term of this Lease (the "Term") shall commence on June 1, 1999 (the "Commencement Date") and shall terminate on May 31, 2004 (the "Expiration Date").

     4.   RENT

          1. BASE RENT. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without abatement, offset, rebate, credit or deduction for any reason whatsoever except as specifically provided herein, the monthly installments of rent specified in the Basic Lease Information (the "Base Rent").

     Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit, Prepaid Rent, and the first monthly installment of estimated Additional Rent (as hereinafter defined) specified in the Basic Lease Information to be applied toward Base Rent and Additional Rent for the month(s) of the Term specified in the Basic Lease Information.

     As used in this Lease, the term "Additional Rent" shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease.

     2.   ADDITIONAL RENT.

          (1) During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (i) Tenant's Proportionate Share(s) of the total dollar increase, if any, in Operating Expenses (as defined below) attributable to each Computation Year (as defined below) over Base Operating Expenses (as defined below), (ii) Tenant's Proportionate Share(s) of the total dollar increase, if any, in Insurance Expenses (as defined below) attributable to each Computation Year over Base Insurance Expenses (as defined below), (iii) Tenant's Proportionate Share(s) of the total dollar increase, if any, in Utility Expenses (as defined below) attributable to each Computation Year over Base Utility Expenses (as defined below), and (iv) Tenant's Proportionate Share(s) of the total dollar increase, if any, in Taxes (as defined below) attributable to each Computation Year over Base Taxes (as defined below).

          (2) As used in this Lease, the following terms shall have the meanings specified:

               (A) "OPERATING EXPENSES" means the total costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, without limitation, all the following items:

                   (i) COMMON AREA OPERATING EXPENSES. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including, without limitation, any Parking Areas owned by Landlord for the use of tenants, and further including, without limitation, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including Parking Areas (including, without limitation, all costs of resurfacing and restriping Parking Areas), signs and directories on the Building and/or the Project, landscaping (including, without limitation, maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.

                  (ii) PARKING CHARGES; PUBLIC TRANSPORTATION EXPENSES. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project, and the cost of maintaining any public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord's ownership and operation of the Building and/or the Project.

                 (iii) MAINTENANCE AND REPAIR COSTS. Except for costs which are the responsibility of Landlord pursuant to Paragraph 13(b) below, all costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof and the personal property used in conjunction therewith, including without limitation, (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (b) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, (c) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the "Systems"), (d) the cost of all cleaning and janitorial services and supplies, the cost of window glass replacement and repair, and (e) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building, and (f) all costs and expenses incurred in causing the Project to be Year 2000 Compliant (as defined below). "Year 2000 Compliant" shall mean that all Systems containing or using computers or other information technology will function without material error or interruption resulting from the date change from year 1999 to year 2000, to the extent that information technology of third parties properly communicates date/time data with the Systems.

                   (iv) LIFE SAFETY COSTS. All costs to install, maintain, repair and replace all life safety systems, (including the initial cost of installation to upgrade system to meet current code requirements) including, without limitation, all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord's insurance carriers, Laws (as hereinafter defined) or otherwise.

                    (v) MANAGEMENT AND ADMINISTRATION. All costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located on the Project or off-site, payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Project, and office rent for the Building and/or Project management office or the rental value of such office if it is located within the Building and/or Project.

                   (vi) CAPITAL IMPROVEMENTS. The cost of capital improvements or other costs incurred in connection with the Project (a) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (b) that are required to comply with present or anticipated conservation programs, (c) which are replacements or modifications of structural or nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (d) that are required under any governmental law or regulation. Such costs will be passed through to tenant over the useful life of the Improvement using general accounting principles (GAP).

     Notwithstanding anything in this Paragraph 4(b) to the contrary, Insurance Expenses, Utility Expenses and Taxes shall not be deemed to constitute "Operating Expenses" for purposes of this Paragraph 4(b)(2)(A).

          (B) "INSURANCE EXPENSES" means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, including, without limitation, premiums for "all risk" fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises, Building, or Project.

          (C) "UTILITY EXPENSES" means the cost of all electricity, water, gas, sewers, oil and other utilities (collectively, "Utilities"), including any surcharges imposed, serving the Premises, the Building and the Project or any part thereof that are not separately metered to Tenant or any other tenant, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant's use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below. Utility expenses shall not include any systems development, hook up charges, or other general charges for any new development within the project.

          (D) "TAXES" means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Project or any part thereof, including, without limitation, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Tenant's delinquency), sales tax, rent tax, occupancy tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other stuns payable hereunder by Tenant or by other tenants, including, but not limited to, (i) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Areas. "Taxes" shall also include legal and consultants' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes.

          (E) "BASE YEAR" shall mean the calendar year specified in the Basic Lease Information.

          (F) "BASE OPERATING EXPENSES" shall mean the amount of Operating Expenses for the Base Year.

          (G) "BASE INSURANCE EXPENSES" shall mean the amount of Insurance Expenses for the Base Year.

          (H)   "BASE TAXES" shall mean the amount of Taxes for the Base Year.

          (I) "BASE UTILITY EXPENSES" shall mean the amount of Utility Expenses for the Base Year to be determined by average actual usage for 1996 and 1997 taking into account inflationary increases.

          (J) "COMPUTATION YEAR" shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term following the Base Year, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Proportionate Share(s) of Operating Expenses over Base Operating Expenses, of Insurance Expenses over Base Insurance Expenses, of Utility Expenses over Base Utility Expenses, and of Taxes over Base Taxes shall be equitably adjusted for the Computation Years involved in any such change.

     3.   PAYMENT OF ADDITIONAL RENT.

          (1) Within ninety (90) days of the end of the Base Year and each Computation Year or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord's estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the following Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord's estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By August 1 of each calendar year following the initial Computation Year, Landlord shall provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior Computation Year shall, at Landlord's option, be either credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within ten (10) days after delivery of such statement.

          (2) Landlord's then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenants monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant's obligation to pay Additional Rent as herein provided.

          (3) With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building, Tenant's "Proportionate Share" shall be the percentage set forth in the Basic Lease Information as Tenant's Proportionate Share of the Building, as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant's "Proportionate Share" shall be, with respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Project as a whole, the percentage set forth in the Basic Lease Information as Tenant's Proportionate Share of the Project and, with respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its sole discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant's Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project.

          (4) In the event the average, occupancy level of the Building or the Project for the Base Year and/or any subsequent Computation Year is not ninety five percent (95%) or more of full occupancy, then the Operating Expenses for such year shall be apportioned among the tenants by the Landlord to reflect those costs which would have occurred had the Building or the Project, as applicable, been ninety five percent (95%) occupied during such year.

          (5) Without limiting the terms of Paragraph 4(c) above, Landlord reserves the right from time to time to remeasure the Premises, the Building and/or the Project in accordance with the current or revised standards promulgated from time to time by the Building Owners and Managers Association
(BOMA) or the American National Standards Institute or other generally accepted measurement standards utilized by Landlord and to thereafter adjust the Proportionate Share(s) of Tenant and any other affected tenants of the Building and/or Project. Landlord shall not adjust the Base Rent based on any such remeasurement and any remeasurentent shall occur to all the buildings in the Project.

     4. GENERAL PAYMENT TERMS. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 46 below, are referred to as the "Rent." All Rent shall be paid in lawful money of the United States of America. Checks are to be made payable to SOUTHCENTER HI & IV INVESTORS LLC and shall be mailed to: SOUTHCENTER III&IV INVESTORS LLC, PO BOX 5087, MAIL STOP 96, PORTLAND, OREGON 97208, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

     5. STATEMENTS BINDING. Every statement given by Landlord pursuant to paragraph (c) of this Paragraph 4 shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration within ninety (90) days after receipt of the statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's statement.

          (1) Arbitration. Whenever arbitration is required under any provision of this Lease, such dispute shall be submitted to binding arbitration using the rules of the Arbitration Service of Portland, Inc., or the American Arbitration Association, at the election of the party initiating the arbitration. Unless otherwise agreed, arbitration shall be conducted in Portland, Oregon, before a single arbitrator. The parties shall be entitled to conduct discovery in accordance with the Federal Rules of Civil Procedure, subject to limitation by the arbitrator to secure just and efficient resolution of the dispute. Costs of the arbitration shall be paid by the non-prevailing party, and each party shall pay its own attorney fees incurred in connection with the arbitration. The award of the arbitrator shall have the effect provided in the Oregon statutes governing arbitration.

     6. AUDIT RIGHTS. Provided Tenant notifies Landlord in accordance with the terms of paragraph (e) above that Tenant disputes a statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant's sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the "CPA") compensated on an hourly basis, upon at least thirty
(30) days prior notice to Landlord at any time during regular business hours to audit, review and photocopy Landlord's records pertaining to Operating Expenses for the immediately previous calendar year only. Tenant agrees to keep all information thereby obtained by Tenant confidential.

     5.   UTILITIES AND SERVICES

          1. From 7:00 a.m. to 6:00 p.m. on weekdays ("NORMAL BUSINESS HOURS" (excluding legal holidays)), Landlord shall furnish to the Premises electricity for lighting and operation of low power usage office machines, water, heat and air conditioning, per the following specifications: provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment provided that (i) the connected electrical load to the incidental use equipment not exceed an average of 3.5 waits connected load per rentable square foot of the Premises during the Normal Business Hours on a monthly basis, and the electricity so furnished for incidental use equipment will be a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of 1.0 watt per useable square foot of the Premises during the Normal Business hours on a monthly basis, and the electricity of furnished for Tenant's lighting will be a nominal one hundred twenty (120) volts, which electrical usage shall be subject to applicable laws and regulations. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises, and Landlord shall pay such cost for such building-standard fixtures, which cost shall be included in Operating Expenses. During all other hours, Landlord shall furnish such service except for heat and air conditioning. Landlord shall provide janitorial services for the Premises on weekdays (excluding legal holidays) as determined reasonably necessary by Landlord. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all telephone services and equipment as may be required by Tenant in the use of the Premises. Landlord shall not be liable for any damages resulting from interruption of, or Tenant's inability to receive such service, unless it was caused by Landlords gross negligence, and any such inability shall not relieve Tenant of any of its obligations under this Lease.

          2. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services as established by Landlord shall be paid by Tenant as Additional Rent, payable concurrently with the next installment of Base Rent. During the initial Term, the cost of heat or air conditioning supplied during hours other than Normal

Business Hours shall be the actual cost of such service.

          3. Without limiting the terms of Paragraph 5(a) above, Tenant acknowledges that Landlord has contracted with Portland General Electric to provide electricity for the Building, and that Landlord reserves the right to change the provider of such service at any time and from time to time in Landlord's sole discretion (any such provider being referred to herein as the "Electric Service Provider"). Tenant shall obtain and accept electrical service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the term of this Lease, and Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electrical service for or with respect to the Premises or Tenant's operations therein from any provider of electrical service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other similar arrangement with the Electric Service Provider for the provision of electrical service to Tenant at the Premises. Tenant shall cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including without limitation allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (a) to install, repair, replace, improve and remove and any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (b) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Tenant shall provide such information and specifications regarding Tenant's use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. In no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including without limitation loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease UNLESS CAUSED BY LANDLORD'S GROSS NEGLIGENCE.

     4. Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

     5. Landlord shall not be liable, unless caused by Landlord's gross negligence for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.

     6. Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, and Landlord shall have no liability for loss or damage in connection therewith. Tenant shall not, without Landlord's prior written consent, use, equipment or lighting in a quantity or of a type which is not typical for office use and, as a result, would materially and adversely the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Paragraph 5. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant shall not use water or heat or air conditioning in excess of that normally supplied by Landlord. Tenant's consumption of electricity shall not exceed the Building's capacity considering all other tenants of the Building. If Tenant uses water, or natural gas, heat or air conditioning in excess of the supplied by Landlord pursuant to Paragraph 5(a) of this Lease, Tenant shall pay, within thirty (30) days after billing, the actual cost, without profit or overhead, of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within thirty (30) days after billing, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation

     6.   LATE CHARGE

     Notwithstanding any other provision of this Lease to the contrary, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain and prove. If any Rent or other sums due from Tenant are not received by Landlord or by Landlords designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment that it will be neither convenient nor feasible for Landlord to obtain an otherwise adequate remedy, and that such late charges shall not be construed as a penalty. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or stop Landlord from exercising any of the other rights and remedies granted under this Lease. In the event that Y2K presents a banking problem, Tenant may hand deliver check to Management office prior to the due date and no late charges will be applied. They may continue this until such time that the bank has corrected any problems.

                   Initials:   Landlord ______Tenant _______

     7.   SECURITY DEPOSIT

     Concurrently with Tenant's execution of the Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy any Default by Tenant under this Lease, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant's Default, and (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's Default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five
(5) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant's failure to do so shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

On or before the date hereof, Tenant shall deposit with Landlord a clean, irrevocable and unconditional letter of credit in a form acceptable to Landlord in its sole discretion ("Letter of Credit") issued by a bank approved by Landlord in its sole judgment (hereinafter referred to as the "Bank") in favor of Landlord, in the amount of One hundred nineteen thousand four hundred thirty nine dollars and No/100 Dollars ($119,439) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. The Letter of Credit shall have a term which expires no sooner than the Expiration Date, or Tenant may deliver a one (1) year unconditional and irrevocable Letter of Credit which by its terms automatically, for the remainder of the Term, renews for successive one (1) year periods unless the Bank provides no less than thirty
(30) days' written notice to Landlord that such Letter of Credit shall not be renewed, in which event Landlord shall have the right to draw down the entire amount of the Letter of Credit unless Tenant substitutes, prior to the expiration of such letter of Credit, a new Letter of Credit which meets the requirements of this Paragraph 7. If Tenant defaults in respect of any of the terms, conditions or provisions of this Lease including, but not limited to, the payment of Rent, and Tenant fails to cure any such default after any required notice and within any applicable cure period hereunder (i) Landlord shall have the right to require the Bank to make payment to Landlord or its designee of the entire proceeds of the Letter of Credit, and (ii) Landlord may, at the option of Landlord (but Landlord shall not be required to) apply or retain the whole or any part of such sum so paid to it by Tenant or the Bank to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, and (iii) Landlord or any Superior Mortgagee shall hold the remainder of such sum paid to it by the Bank or Tenant, if any, for Landlord's benefit, as security for the faithful performance and observance by Tenant of the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, with the same rights as hereinabove set forth to apply or retain the same in the event of any further default by Tenant under this Lease. If Landlord applies or retains any part of the proceeds of the Letter of Credit or the cash amount deposited by Tenant, Tenant, within five (5) business days after demand, shall deposit with Landlord or its designee the amount so applied or retained so that Landlord or its designee shall have the full deposit on hand at all times during the Term of this Lease (and any extension). Tenant's failure to do so within ten (10) days of receipt of such demand shall constitute a breach of this Lease.

     Tenant, at any time during the term hereof (including any extension and including prior to the Commencement Date), but at least sixty (60) days prior to the expiration of the Letter of Credit, may deposit with Landlord the equivalent cash amount as security hereunder in lieu of the Letter of Credit. Landlord shall have all of the same rights with respect to such cash security as Landlord has hereunder with respect to the Letter of Credit, and Tenant shall have the same obligations with respect to the deposit of additional funds with Landlord if Landlord applies or retains all or any portion of such cash security as provided in the previous subsection. Landlord shall not be required to deposit such cash in a segregated, interest bearing account. Tenant's letter of credit may be declined at the following intervals: $38,513 after the 13th month, $38,513 after the 25th month, and $42,413 after the 37th month.

     In the event of a transfer, sale or lease of Landlord's interest in the Building, Landlord shall transfer or cause to be transferred either the cash or Letter of Credit or any sums collected thereunder by Landlord, together with any other sums then held by Landlord or its designee as such security, to the transferee, vendee or lessee, and Landlord thereupon shall be released by Tenant from all liability under this Paragraph. Tenant agrees to look solely to the new landlord for the return of the cash or Letter of Credit or any sums collected thereunder and any other security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or any sums collected thereunder and any other security to a new landlord. Tenant further covenants that it shall not assign or encumber, or attempt to assign or encumber, any part of such security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or such cash security held by Landlord. Recourse by Landlord to the Letter of Credit or such security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity.

     In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit and/or cash together with all interest earned thereon, if any, except as same may have been applied by Landlord in accordance with this Lease, shall be returned to Tenant promptly after the expiration of this Lease.

     8.   POSSESSION

     1. TENANT'S RIGHT OF POSSESSION. Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises as of the Commencement Date.

     2. DELAY IN DELIVERING POSSESSION. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlords agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors or Landlord's Investment Advisors (as hereinafter defined) (collectively, "Landlord's Agents"), be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The Expiration Date shall be extended by the same number of days that Tenant's possession of the Premises was delayed beyond the Estimated Commencement Date.

     9.   USE OF PREMISES

          1. PERMITTED USE. The use of the Premises by Tenant and Tenant's agents, advisors, employees, partners, shareholders, consultants, directors, customers, invitees and independent contractors (collectively, "Tenant's Agents") shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants' use or occupancy of the Project. If any of Tenant's office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on insurance policies resulting from Tenant's Permitted Use or any other use or action by Tenant or Tenant's Agents which increases Landlord's premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.

          2. COMPLIANCE WITH GOVERNMENTAL REGULATIONS AND PRIVATE RESTRICTIONS. Tenant and Tenant's Agents shall, at Tenant's expense, faithfully observe and comply with (1) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, "Laws"), now in force or which may hereafter be in force pertaining to the Premises or Tenant's use of the Premises, the Building or the Project; (2) all recorded covenants, conditions and restrictions affecting the Project ("Private Restrictions") now in force or which may hereafter be in force; and (3) the Reasonable Rules and Regulations (as defined in Paragraph 41 of this Lease as determined by Landlord). Without limiting the generality of the foregoing, to the extent Landlord is required by the city or county in which the Building is located to maintain carpooling and public transit programs, Tenant shall cooperate, in the implementation and use of these programs by and among Tenant's employees. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

          3. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly complies with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's Agents harmless and indemnify Landlord and Landlord's Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenants or Tenant's Agents violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

          4. NO ROOF ACCESS. At no time during the Term shall Tenant have access to the roof of the Building or have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna on the Building or the Project.

     10.   ACCEPTANCE OF PREMISES

     By entry hereunder, Tenant accepts the Premises as suitable for Tenant's intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord after the first thirty (30) days of occupancy as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. To the best of Landlord's knowledge, Landlord represents that an system are operable and in good repair, that the building complies with all laws, and that there are no known hazardous substances located in, on, under, or above the Building and Premises.

     11.   SURRENDER

     Tenant agrees that on the last day of the Tenn, or on the sooner termination of this Lease, Tenant shall surrender the premises to Landlord
(a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with all interior walls cleaned and repaired, any carpets cleaned, and all floors cleaned and waxed, and (b) otherwise in accordance with Paragraph 32(e). Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant's Property (as hereinafter defined) and Tenant's signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenants expense to remove any or all Alterations and to repair any damage caused by such removal except those installed in the original tenant improvement or approved in writing to not remove. Any of Tenant's Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord.

     12.   ALTERATIONS AND ADDITIONS

           1. Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an "Alteration" and collectively as the ("Alterations") to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof.

           2. Any Alteration to the Premises shall be at Tenant's sole cost and expense, in compliance with all applicable Laws and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in, writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord. In connection with any Alteration, Tenant shall deliver plans and specifications therefor to Landlord. As a further condition to giving consent, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such Alterations, to ensure Landlord against any liability for mechanic's and materialmen's liens and to ensure completion of work. Before Alterations may begin, valid building permits or other permits or licenses required must be finished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction. Tenant shall maintain during the course of construction, at its sole cost and expense, builders' risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a "broad form" commercial general liability and property damage policy of insurance naming Landlord, Tenant, Landlord's Investment Advisors, any property manager designated by Landlord and Landlord's lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Two Million Dollars

($2,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Five Hundred Thousand ($500,000.00).

3. All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant's Property. None of the Tenant Improvements constructed pursuant to Exhibit "B" nor the Schedule to be attached as "B-1" (the Final Plans") will have to be removed at the expiration of the Lease.

          4. Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

          5. Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work..

          6. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably forseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.

     13.  MAINTENANCE AND REPAIRS OF PREMISES

          1. MAINTENANCE BY TENANT. Throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a) and 13(b) hereof, (1) keep and maintain in good order and condition the Premises and Tenant's Property, (2) keep and maintain in good order and condition, repair and replace all of Tenant's security systems in or about or serving the Premises, and (3) maintain and replace all specialty lamps, bulbs, starters and ballasts. Tenant shall not do nor shall Tenant allow

Tenant's Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.

          2. MAINTENANCE BY LANDLORD. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant's obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant's Proportionate Share(s) of the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises and the Building; and the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load-bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant's Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord's obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

     14.   LANDLORD'S INSURANCE

     Landlord shall purchase and keep in force fire, extended coverage and "all risk" insurance covering the Building and the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord may maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

     15.   TENANT'S INSURANCE

           1. COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant shall, at Tenant's expense, secure and keep in force a "broad form" commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord's investment advisors and agents from time to time, including, without limitation, Allegis Realty Investors LLC (collectively "LANDLORD'S INVESTMENT ADVISORS"), and Landlord's lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Two Million Dollars ($2,000,000.00), for injury or death of one person in any one accident or occurrence and in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Two Million Dollars ($2,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than Two Thousand Five Hundred and No/100 Dollars ($2,500.00). No policy shall be cancelable or subject to reduction of coverage without thirty
(30) days' prior written notice to Landlord. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state/commonwealth in which the Premises are located for the issuance of such type of insurance coverage and rated B+:XHI or better in Best's Key Rating Guide.

          2. PERSONAL PROPERTY INSURANCE. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, "Tenant's Property") on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than Two Thousand Five Hundred and No/100 Dollars ($2,500.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions.

          3. WORKER'S COMPENSATION INSURANCE; EMPLOYER'S LIABILITY INSURANCE. Tenant shall, at Tenant's expense, maintain in full force and effect worker's compensation insurance with not less than the minimum limits required by law, and employees liability insurance with a minimum limit of coverage of Five Hundred Thousand ($500,000.00)

          4. EVIDENCE OF COVERAGE. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days' prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord).

     16.  INDEMNIFICATION

          1. OF LANDLORD. Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord's Agents against and from any and all claim, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements) arising from (1) the use of the Premises, the Building or the Project by Tenant or Tenant's Agents, or from any activity done, permitted or suffered by Tenant or Tenant's Agents in or about the Premises, the Building or the Project, and (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant's Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant's Agents, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord's Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except that which is caused by the sole active gross negligence or willful misconduct of Landlord or Landlord's Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease.

     2. NO IMPAIRMENT OF INSURANCE. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

     3. OF TENANT. Landlord shall indemnify and hold harmless Tenant and Tenant's Agents against and from any and, all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorney's fees, costs and disbursements) arising from the gross negligence or willfull misconduct of Landlord or Landlord's Agents.

     17.  SUBROGATION

     Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

     18.  SIGNS

     Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlords prior written consent which may be withheld in Landlord's sole and absolute discretion. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenants expense. If any signs are not removed., or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant's sole cost and expense. Landlord agrees to permit building standard signage at the entrance to Tenant's space and in the lobby area subject to permit by the City of Tualatin. Landlord will allow Tenant to place signage on the East side of the budding subject to review, permit, and approval by Landlord and City of Tualatin.

     19.  FREE FROM LIENS

     Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material finished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten
(10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys' fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics' and materialmen's liens. Tenant shall give to Landlord at least five (5) business days' prior written notice of commencement of any repair or construction on the Premises.

     20.  ENTRY BY LANDLORD

     Tenant shall permit Landlord and Landlord's Agents to enter into and upon the Premises at all reasonable times, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the sole active gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary "for sale" or "for lease" signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary. Landlord covenants that Landlord and Landlord's Agents will keep confidential any of Tenants business secrets, proprietary materials, confidential information or trade secrets disclosed after any entry.

     21.  DESTRUCTION AND DAMAGE

          1. If the Premises are damaged by fire or other perils covered by extended coverage insurance, Tenant shall give Landlord immediate notice thereof and Landlord shall, at Landlord's option:

                 In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the date (the "Casualty Discovery Date") Landlord obtains actual knowledge of such destruction. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

            (2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty days (180) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty days (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

            (3) Notwithstanding anything to the contrary contained in this Paragraph, in the event of a total destruction of the premises (as defined in subparagraph (a)(1) above) occurring during the last twelve (12) months of the Term, Landlord or Tenant may elect to terminate this Lease by written notice of such election given to the other party-within thirty (30) days after the Casualty Discovery Date.

            (b) If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

            (c) Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:

                 (1) If more than twenty-five percent (25%) of the full insurable value of the Building or the Project is damaged or destroyed, regardless of whether or not the Premises is destroyed.

                 (2) If the Building or the Project or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than one hundred eighty (180) days from the Casualty Discovery Date, regardless of whether or not the Premises is destroyed.

                 (3) If the Building or the Project or any portion thereof is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration, regardless of whether or not the Premises is destroyed.

                 (4) If the Building or the Project or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term, regardless of whether or not the Premises is destroyed.

            (d) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired during the period of such repair or restoration, but only to the extent of rental abatement insurance proceeds received by Landlord; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the acts or inaction of Tenant or Tenant's Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord's Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

            (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial tenant improvements, if any, constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant's expense, Tenant's Alterations which were not constructed by Landlord.

        22. CONDEMNATION

            (a) If twenty-five percent (25%) or more of either the Premises, the Building or the Project or the parking areas for the Building or the Project is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "CONDEMNATION"), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant's business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the, same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord's Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises, the Building or the Project or the parking areas for the Building or the Project following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the parking areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration.

            (b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, that Tenant shall be entitled to claim and recover from the condemning authority a separate award for Tenant's relocation, expenses, and the value of Tenant's removable personal property and Trade Fixtures and the unamortized cost of leasehold improvements paid for by Tenant, excluding any Tenant Improvements made or paid for by landlord, provided that such award does not reduce any award otherwise allocable or payable to Landlord.

        23. ASSIGNMENT AND SUBLETTING

            (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein,
(2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this Section 23, provided that (i) Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (ii) Tenant has not previously assigned or transferred this Lease or any interest herein or subleased the Premises or any part thereof, except for a public offering of stock or a private sale of stock to raise capital. A transfer of greater than a fifty percent (50%) interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions shall be deemed to be an assignment under this Lease. Notwithstanding the foregoing, Tenant may assign or sublease part or all of the Premises without Landlord's consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant (a "Related Corporation"); or
(ii) any corporation resulting from the merger or consolidation with Tenant or any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant's proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

            (b) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called "exclusive" use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services than imposed by Tenant, (3) the business reputation of the proposed assignee or subtenant who will be managing and operating the business operations of the assignee or subtenant, and (4) the creditworthiness and financial stability of the proposed assignee in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof, unless assignee or subtenant agree to remove and restore the premises to their original condition (iii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does, not comply with governmental safety and other codes. As a further condition to any rights Tenant may have under this Lease to sublet all or any portion of the Premises, Tenant shall offer space for sublease at a starting base rental rate no lower than Landlord's then current highest asking base rental rate for other space in the Project which is then on the market for direct lease. If there is no space in the Project then currently on the market for direct lease, Tenant shall offer the space for sublease at a starting base rental rate no lower than a rate which is the average of the starting rate for Landlord's last two new leases and/or renewals in the Project, or if Landlord has not entered into two new leases and/or renewals within the immediately preceding six month period, then Tenant shall offer the space for sublease at a starting base rental rate no lower than the fair market rental rate.

            (c) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, one hundred percent (100%) of the excess, if any, of (1) the rent and any additional rent payable by the assignee or sublessee to Tenant, less reasonable and customary market-based leasing commissions, tenant improvement and legal expenses, if any, incurred by Tenant in connection with such assignment or sublease; minus
(2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, which commissions shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord's prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

            (d) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignment or subletting).

            (e) Tenant shall pay Landlord's reasonable fees (including, without limitation, the fees of Landlord's counsel), incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease.

            (g) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after an Event of Default by Tenant, collect Rent from the subtenant or occupant. In either event,

Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.

            (h) Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provision and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar in connection with the proposed assignment or sublease.

            (i)  Notwithstanding anything to the contrary contained in this
Section 23, Tenant, upon written notice to Landlord, but without Landlord's consent, may sublet or assign all or any part of the Premises to one or more corporations or other business entities (each herein called a "Related Corporation") which shall control, be controlled by, or be under common control with, Tenant. Concurrently with providing notice to Landlord of the making of a sublease to a Related Corporation, Tenant shall be required to submit reasonably satisfactory evidence that the sublessee is a Related Corporation, together with an executed counterpart of the sublease. As used herein in defining Related Corporation, control must include over fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. Similar evidence that such sublessee continues to be a Related Corporation shall be furnished by Tenant to Landlord within fifteen (15) days after request therefor, provided such request is not made more often than annually. Any sublease to a Related Corporation shall not relieve Tenant from liability under this Lease.

        24. TENANT'S DEFAULT

        The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

            (a) The vacation or abandonment of the Premises by Tenant for a period of thirty (30) consecutive days or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

            (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) five (5) days after written notice the same is due;

            (c) A general assignment by Tenant or any guarantor or surety of Tenants obligations hereunder, including, without limitation Lease Guarantor, if any, (collectively, "Guarantor") for the benefit of creditors;

            (d) The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

            (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty
(60) days after the levy thereof;

            (f) Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity and is not cured within thirty (30) days after written notice;

            (g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 40;

            (h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

            (i) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;

            (j) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specifically identified as events of Default in this Paragraph 24, which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within sixty (60) days after the giving of the aforesaid written notice;

            (k) Chronic overuse by Tenant or Tenants Agents of the number of undesignated parking spaces set forth in the Basic Lease Information. "Chronic overuse" shall mean use by Tenant or Tenant's Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during the Term after written notice by Landlord.

            (l) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease; and

            (m) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof, provided that Landlord has given Tenant written notice of said lien or encumbrance.

        25. LANDLORD'S REMEDIES

            (a) TERMINATION. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease or Tenant's right to possession, then Landlord may recover immediately from Tenant without waiting until the due date for any future rent or until the date fixed for expiration of the lease term.

                 (1) All unpaid Rent and other sums due under this Lease as of the date of such termination, plus interest accruing on such sums at the rate described in Paragraph 25 (a)(7) below; and

                 (2) The amount of the loss of Rent and other sums due under this Lease from the date of such termination until a new tenant has been secured, or with the exercise of reasonable diligence could have been secured, plus interest accruing on such sums at the rate described in Paragraph 25(a)(7) below; and

                 (3) The present value (computed using a discount rate equal to the prime loan rate of major Oregon banks in effect at the time of the award to Landlord) at the time of such termination of the amount by which the Rent and other obligations of Tenant for the balance of the Term of this Lease exceed the fair rental value of the Premises for such period; and

                 (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including without limitation, any unamortized portion of the Tenant Improvement Allowance, as defined in Exhibit B hereto such Tenant Improvement Allowance to be amortized over the Term in the manner reasonably determined by Landlord except those monks spent by Landlord for fire life safety compliance and the construction of showers for the budding), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvement Loan, if any), or assumptions by Landlord of any of Tenant's previous lease obligations; plus

                 (5) Such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and

                 (6) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                 (7) All amounts to which Landlord is entitled pursuant to Paragraph 25 (a)(l)(6) above shall bear interest at an annual rate equal to ten percent (10%) per annum.

            (b) RE-ENTRY. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

            (c) RELETTING. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(b) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if

Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord's sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

            (d) TERMINATION. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

            (e) CUMULATIVE REMEDIES. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

            (f) NO SURRENDER. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenants estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

        26. LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

            (a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord's option, without any obligation to do so, and upon notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or 1, responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant's Agents.

            (b) Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord's option, without any obligation to do so, to perform any of Tenant's covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its solo and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project or for the preservation of the rights and interests or safety of other tenants of the Building or the Project.

            (c) If Landlord performs any of Tenant's obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.

        27. ATTORNEY'S FEES

            (a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements incurred at or prior to trial and on any appeal.

            (b) Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant, Tenant agrees to pay Landlord actual attorneys' fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

        28. TAXES

        Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenants Property. If any Alteration installed by Tenant pursuant to Paragraph 12 or any of Tenant's Property is assessed and taxed with the Project or Building, Tenant shall pay such taxes to Landlord within ten (10) business days after delivery to Tenant of a statement therefor.

        29.  EFFECT OF CONVEYANCE

        The term "Landlord" as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

        30.  TENANT'S ESTOPPEL CERTIFICATE

        From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit E and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignment of any mortgage upon Landlord's interest in the Premises. If Tenant shall fail to provide such certificate within ten
(10) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord's election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

        31. SUBORDINATION

        This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the "SUPERIOR LEASE(S)"), and to all mortgages which may now or hereafter affect the Building, the Property or any of such leases and each of the terms, covenants and . conditions thereto (the "SUPERIOR MORTGAGE(S)"), whether or not such mortgages shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; if Tenant fails to execute, acknowledge or deliver any such instrument within ten (io) business days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. As used herein the lessor of a Superior Lease or its successor in interest is herein called "SUPERIOR LESSOR"; and the holder of a Superior Mortgage is herein called "SUPERIOR

MORTGAGEE."

        Notwithstanding the foregoing terms of this Paragraph 3 1, if a Superior Lease or Superior Mortgage is hereafter placed against or affecting any or all of the Building or the Demised Premises or any or all of the Building and improvements now or at any time hereafter constituting a part of or adjoining the Building, Landlord shall use reasonable efforts to obtain an agreement from the holder thereof in recordable form and substantially in the form attached hereto as Exhibit F or otherwise in form and substance reasonably acceptable to Tenant, whereby the holder of such Superior Lease or Superior Mortgage agrees that the Tenant, upon paying the Base Rent and all of the Additional Rent and other charges herein provided for, and observing and complying with the covenants, agreements and conditions of this Lease on its part to be observed and complied with, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease (including any exercised renewal term), without hindrance or interference from anyone claiming by or through said Superior Mortgagee or Superior Lessor and that said Superior Mortgagee or Superior Lessor shall respect Tenant's rights under the Lease and, upon succeeding to Landlord's interest in the Building and Lease, shall observe and comply with all of Landlord's duties under the Lease.

        If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord's rights herein called "SUCCESSOR LANDLORD"), then Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest).

        32. ENVIRONMENTAL COVENANTS

            (a) As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601, et. seq., or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et. seq. or the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (collectively "ENVIRONMENTAL LAWS" ) or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property.

            (b) Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except for cleaning supplies and other business supplies customarily used and stored in an office and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

            (c) If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and
(b) any additional requirements of Landlord that are necessary, in Landlord's sole discretion, to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord's sole discretion, to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

            (d) Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

            (e) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

            (f) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the property in which the Premises is located, damages due to loss or restriction of rentable or usable space, or any damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys' fees, consultant and expert fees) sustained by Landlord during or after the term of this Lease and attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant's Affiliates, or (ii) Tenant's breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.

            (g) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including without limitation reasonable attorneys' fees and costs, arising out of any Hazardous Material in, on or about the Project or the Premises as of the Commencement Date of this Lease, excluding however, any Hazardous Material whose presence was caused by Tenant by Tenant or any agents, employees, contractors, or invitees of Tenant.

            (h) The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

        33. NOTICES

        All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, return receipt requested or a nationally recognized overnight courier, addressed to the addressee at Tenant's Address or Landlord's Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord's property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one
(1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd day following deposit in the United States mail in the manner described above.

        34. WAIVER

        The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

        35. HOLDING OVER

        Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to the greater of one hundred twenty five percent (125%) of the fair market rental value for the Premises as determined by Landlord or one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32(e), Tenant shall indemnify, defend and hold Landlord harmless from and against and reimburse Landlord for any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys' fees and costs.

        36. SUCCESSORS AND ASSIGNS

        The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more am one entity or person, the obligations of Tenant under this Lease shall be joint and several.

        37. TIME

        Time is of the essence of this Lease and each and every term, condition and provision herein.

        38. BROKERS

        Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys' fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

        39. LIMITATION OF LIABILITY

        Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises Tenant's remedies shall be limited solely and exclusively to an amount which is equal to the lesser of
(a) the interest in the Building of the then current Landlord or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord) provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the "LANDLORD PARTIES" in connection with the Project, Building or Premises. For purposes of this Lease, "Landlord Parties" shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant's business, including but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

        40. FINANCIAL STATEMENTS

        Within ten (10) business days after Landlord's request, Tenant shall deliver to Landlord the then most current audited (if available) financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

        41. RULES AND REGULATIONS

        Tenant agrees to comply with the rules and regulations attached hereto as Exhibit D, along with any reasonable modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt in the future, from time to time, for the orderly and proper operation of the Building and the Project (collectively, the "RULES AND REGULATIONS"). The Rules and Regulations may include, but shall not be limited to, the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenants refuse and other rubbish. The then current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall net be responsible use commercially reasonable efforts to enforce the Rules and Regulations te T-e for the failure of any other person to observe and abide by any of said Rules and Regulations.

     42.  MORTGAGEE PROTECTION

          (a) MODIFICATIONS FOR LENDER. If, in connection with obtaining financing for the Project or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not material adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

          (b) RIGHTS TO CURE. Tenant agrees to give to any trust deed or mortgage holder ("HOLDER"), by a method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default. If such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated, but Tenant can offset damages against base rent during any period the default remains uncured.

    43.   PARKING

          (a) Provided that Tenant shall not then be in Default under the terms and conditions of the Lease, and provided further, that Tenant shall comply with and abide by Landlord's parking rules and regulations from time to time in effect, Tenant shall have a license to use for the parking of standard size passenger automobiles the number of exclusive and designated and nonexclusive and undesignated parking spaces, if any, set forth in the Basic Lease Information in the Parking Areas, provided, however, that Landlord shall not be required to enforce Tenant's right to use such parking spaces; and, provided further, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as defined in Paragraph 22) or casualty event affecting such Parking Areas or any modifications made by Landlord to such Parking Areas. Any act that reduces the available parking ratio less than 3.0/1000 usable square feet to the premises, Tenant shall have the one time option to terminate this Lease with three (3) months' written notice following the actual taking of land. All unreserved spaces will be on a first-come, first-served basis in common with other tenants of and visitors to the Project in parking spaces provided by Landlord from time to time in the Project's Parking Areas. In the event Tenant is granted the use of exclusive and designated parking spaces, as indicated in the Basic Lease Information, then such spaces shall be located in the area(s) designated by Landlord from time to time. Tenant's license to use the parking spaces provided for herein shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the Parking Area may impose from time to time, including, without limitation, the imposition of a parking charge, which will only be implemented if required by any governmental agency.

          (b) Each automobile shall, at Landlord's option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit its Agents to park any vehicles in locations other than those specifically designated by Landlord as being for Tenant's use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

          (c) In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or regulatory fee as Additional Rent under this Lease, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).

     44.  ENTIRE AGREEMENT

     This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.

    45.   INTEREST

    Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within three (3) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the greater of (a) an annual rate equal to the maximum rate of interest permitted by law, or (b) ten percent (10%) per annum. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

    46.   GOVERNING LAW; CONSTRUCTION

    This Lease shall be construed and interpreted in accordance with the laws of state in which the Premises are located. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

    47.   REPRESENTATIONS AND WARRANTIES OF TENANT

    Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

          2. If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises are located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

          3. Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors, generally.

    48.   NAME OF BUILDING

    In the event Landlord chooses to change the name or address of the Building and/or the Project, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant's receipt of written notification from Landlord of said change. Landlord shall not change address unless required to do so by any postal or city authority.

    49.   SECURITY

          (a) Tenant acknowledges and agrees that, while Landlord may in its sole and absolute discretion engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.

         (b) Tenant hereby agrees to the exercise by Landlord and Landlord's Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord's Agents, and the resulting interruption of service and cessation of Tenant's business, if any, shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord or Landlord's Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant's obligations under this Lease.

    50.   JURY TRIAL WAIVER

          Tenant and landlord hereby waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord is a party.

    51.   RECORDATION

    Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

    52.   RIGHT TO LEASE

    Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.

    53.   FORCE MAJEURE

    Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance cause by a Force Majeure.

    54.   ACCEPTANCE

    This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

    55.   RENEWAL OPTION (WITH FMV RENT)

          (a) EXERCISE OF OPTIONS. Provided Tenant is not in default (beyond applicable notice and grace periods) pursuant to any of the terms and conditions of this Lease, Tenant shall have the option (the "Option") to renew this Lease for an additional five (5) year period (the "Option Period") for the period commencing on the date following the Expiration Date upon the terms and conditions contained in this Lease, except, as provided in this Paragraph 56. To exercise the Option, Tenant shall give Landlord notice (the Extension Notice) of the intent to exercise said Option not less than twelve
(12) months or more than fifteen (15) months prior to the date on which the Option Period which is the subject of the notice will commence. The notice shall be given as provided in Paragraph 33 hereof. In the event Tenant shall exercise the Option, this Lease will terminate in its entirety at the end of the Option Period and Tenant will have no further Options to renew or extend the Term of this Lease.

          (b) DETERMINATION OF BASE RENT. The Base Rent for the Option shall be determined as follows:

                (i) Landlord and Tenant will have thirty (30) days after Landlord receives the Extension Notice within which to agree on the fair market rental value of the Premises as of the commencement date of the Option Period, as defined in subsection (ii) below. If they agree on the Base Rent within thirty (30) days, they will amend this Lease by stating the Base Rent.

               (ii) If Landlord and Tenant are unable to agree on the Base Rent for the Option Period within thirty (30) days, the Base Rent for the Option Period will be the greater of (i) the fair market rental value of the Premises as of the commencement date of the Option Period as determined in accordance with subsection (iii) hereof, and (ii) the last Base Rent set forth in the Basic Lease

Information. As used in this Lease, the fair market rental value of the Premises" means what a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would determine as Base Rent (including initial monthly rent and rental increases) for the Option Period, as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in the vicinity of the Project.

        (iii)   Within thirty (30) days after the expiration of the thirty
(30) day period set forth in subparagraph (ii) above, Landlord and Tenant shall each appoint one licensed real estate appraiser, and the two appraisers so appointed shall jointly attempt to determine and agree upon the then fair market rental value of the Premises. If they are unable to agree, then each appraiser so appointed shall set one value, and notify the other appraiser, of the value set by him or her, concurrently with such appraiser's receipt of the value set by the other appraiser. The two appraisers then shall, together, select a third licensed appraiser, who shall make a determination of the then fair market rental value, after reviewing the reports of the first two appraisers appointed by the parties, and after doing such independent research as he/she deems appropriate. The value determined by the third appraiser shall be the then fair market rental value of the Premises. Landlord will pay the fee of the appraiser that it appoints, Tenant will pay the fee of the appraiser that it appoints, and Landlord and Tenant will share equally the fee of the third appraiser.

    56.   RIGHT OF FIRST OPPORTUNITY.

    Provided Tenant is not then in default under the terms of this Lease, Landlord shall notify Tenant in writing that additional office space (approximately 15,500 sf) located at the south end of Buildings J consisting of 7,100 square feet and the south end of building K consisting of 8,400 square feet (the "Additional Space") is to become available in the Building together with the terms on which Landlord desires to lease such space (the "Offer Terms"). Landlord shall reserve the right to renew current Tenants. If current Tenant(s) does not renew, Landlord shall notify Pixelworks prior to taking the space to market.

              LANDLORD:   SOUTHCENTER III & IV INVESTORS LLC,
                          a Limited Liability Company

                          By: Allegis Realty Investors LLC,
                              Its Investment Advisor and Agent

                              By: /s/ Thomas Enger
                                  ------------------------------
                                   Senior Vice President

              TENANT:    PIXELWORKS, INC.
                         an Oregon corporation

                         By: /s/ Hans H. Olsen
                            ------------------------------------
                         Print Name:  Hans H. Olsen
                                     ---------------------------
                         Its: Vice President
                              ----------------------------------

                             EXHIBIT A

                             [GRAPHIC]

     This graphic is an architect's drawing of the general layout of the leased premises.

                             EXHIBIT B

                       TENANT IMPROVEMENTS

                           Lease between
          SOUTHCENTER III & IV INVESTORS LLC, AS LANDLORD
                               and
                       ________________, as Tenant

                           WORK LETTER

     1. (a) Landlord shall provide Tenant with an allowance (the "Allowance") which shall be an amount equal to One Hundred Twenty Five Thousand Dollars ($125,000). Landlord at their sole cost and expense will also construct shower rooms with lockers in each restroom, pay for any required fire/life safety code updates, and provide a used reception counter from another Insignia/ESG, Inc. Property.

          (b) The Allowance shall be applied (i) toward architectural (including architectural services relating to Tenant's furnishings, if any) and engineering and related expenses, legal expenses, moving and relocation expenses and such other expenses incurred in connection with the relocation of Tenant to the Premises from Tenant's current premises, and (ii) toward the cost of Tenant's leasehold improvements as specified in Tenant's drawings designated in Section 3 (collectively, the "Tenant Improvements") and as approved by Tenant as provided in this Work Letter, with any portion unused to be forfeited by Tenant and retained by Landlord.

     2. All Tenant Improvements shall be performed and completed by Landlord's contractor in accordance with the Final Plans (as hereinafter defined) and at the sole cost and expense of Tenant, subject to the Allowance. All mechanical, structural, electrical, plumbing and fire sprinkler engineering required to furnish the Tenant Improvements requested by Tenant subsequent to Tenant's approval of the Drawings (as hereinafter defined), shall be done by Landlord's engineers at Tenant's expense subject to the Allowance.

     3. Tenant shall produce its basic layout drawings ("Tenant's Plans") and submit each to Landlord by no later than _________________, 200_:

          Tenant's Plans shall include, without limitation, the following:

          (a)  Partition/door location

          (b)  Telephone/electric (quantity)

          (c) Finish Specifications (as required by Tenant, including selection of paint colors, finish details, and non-standard construction work to be performed within the Premises by Landlord's

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


contractor)

          (d)  Telephone/electric (final location)

If Tenant's Plans indicate that Tenant shall be in violation of any floor load requirements, Landlord shall so notify Tenant within 15 business days after receipt of Tenant's Plans, specifying all such violations, and Tenant shall correct such violations and resubmit Tenant's Plans within 5 business days thereafter. If Landlord does not notify Tenant within such time period, Tenant's Plans shall thereafter be deemed to be in full compliance of all floor load requirements as required under the Lease. Landlord shall at its expense then cause its architect to produce the construction drawings and its mechanical (sprinkler, air conditioning, heating, electric and plumbing) drawings covering all mechanical elements of the Tenant Improvements (together the "Drawings"). Landlord shall submit the Drawings to Tenant for Tenant's approval no later than fifteen (15) business days after Landlord's receipt from Tenant of Tenant's Plans, together with an itemized budget (the "Budget") for the Tenant Improvements and a statement specifying any "long lead time items" included as part of the Tenant Improvements and the alternatives which will avoid such delay. Tenant shall approve or disapprove the Drawings, Budget and, if included, the statement within five (5) business days of their receipt.

     4. (a) If Tenant approves the Budget or approves a Tenant Improvement item which Landlord has specified as a cause of delay, then Tenant shall be responsible for the cost of the Tenant Improvement as shown in the Budget in excess of the Allowance and there shall be no abatement of Rent due to any such delay (provided the delay is not caused by the intentional or negligent act or omission of Landlord, its agents, employees, or contractors). If the cost of the Tenant Improvement as shown in the Budget shall exceed the Allowance, then upon completion Tenant shall deposit with Landlord such excess together with Tenant's approval of the Budget.

          (b) If Tenant fails to either approve or disapprove the Drawings, Budget or, if included, the statement, within 5 business days of receipt thereof, such item shall be deemed approved. If the Drawings, Budget or statement are disapproved, Tenant shall have 5 business days to submit revised Tenant's Plans to Landlord and Landlord shall then have 15 business days to submit revised Drawings and a revised Budget and, if necessary, a revised statement.
Landlord shall not unreasonably refuse to satisfy any objections of Tenant to the Drawings, Budget and statement and Tenant shall not unreasonably withhold its approval. The review and revision of the Drawings, Budget and statement shall continue until approved by Tenant. The approved Drawings, Budget and statement (if any) shall be attached to the Lease as Schedule B- I (the "Final Plans").

     5. Upon no less than three (3) weeks' prior written notice to Landlord, and provided such early entry will not interfere with Landlord's completion of the Tenant Improvements, Landlord shall permit Tenant and Tenant's agents and contractors to enter said Premises prior to the Commencement Date in order that Tenant may do such other work as may be required by Tenant to make said Premises ready for Tenant's use and occupancy thereof ("Fit-Up Work"). Any such

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


entry into and occupation of the Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Rent, and Landlord shall not be liable in any way for any injury, loss or damage to any Fit-up Work prior to the Commencement Date, unless directly caused by an act or omission of Landlord, its agents, employees or contractors. Landlord shall provided reasonable security to protect the Fit-up Work.

     6. If the substantial completion of the Tenant Improvements shall be delayed due to any act or omission of Tenant or Tenant's Agents (including, but not limited to, (i) any delays due to change orders, or (ii) any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals, or (iii) Tenant's interference with the progress of the Tenant improvements during any time that Tenant is given access to the Premises), then the Premises shall be deemed substantially completed in accordance with the Final Plans on the date when they would have been ready but for such delay.

     7. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of, or substitution for the Tenant Improvements, Tenant shall deliver to landlord for Landlord's approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. In addition to any other items reasonably required by Landlord, I:,andlord's revisions may be based upon whether the plans and specifications: (i) affect or ate not consistent with the base structural components or systems of the Building, (ii) are visible from outside the Premises, (iii) affect safety, (iv) have or could have the effect of increasing Operating Expenses, or (v) in Landlord's judgment, are not consistent with quality and character of the Project. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the net costs of the construction of all Change Orders, subject to the Allowance.

     8. The Premises shall be conclusively presumed to be in satisfactory condition on the Commencement Date except for any minor or insubstantial details of construction, mechanical adjustment or decoration which remain to be performed, the non-performance of which do not materially interfere with Tenant's use of the Premises and of which Tenant gives Landlord notice within thirty (30) days after the Commencement Date specifying such details with reasonable particularity which details Landlord shall repair within sixty
(60) days of receipt of such notice.

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



                              EXHIBIT C

             COMMENCEMENT AND EXPIRATION DATE MEMORANDUM

LANDLORD: SOUTHCENTER III & IV INVESTORS LLC

TENANT:____________________________________________

LEASE DATE:_____________________, 200__

PREMISES:   Located at ____________________________________

     Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Tenant Improvements completed (except for minor, punchlist items which Landlord agrees to complete).

     The Commencement Date of the Lease is hereby established as ______________, 200__ and the Expiration Date is ___________________, 200__.

          TENANT:________________________________________
                 a _______________________________________



                 By:______________________________________

                 Print Name:_______________________________
                 Its:______________________________________

Approved and Agreed:

Landlord:

SOUTHCENTER III & IV INVESTORS LLC,
  a Delaware Limited Liability Company

By:  Allegis Realty Investors LLC,
     Its Investment Advisor and Agent

By:  _________________________________

_________________________________
Senior Vice President

                                  EXHIBIT D

                           RULES AND REGULATIONS

     This exhibit, entitled "Rules and Regulations," is and shall constitute Exhibit D to the Lease Agreement dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.

     1. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.

     2. All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.

     3. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.

     4. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

     5. Tenant shall not make any duplicate keys without the prior consent of Landlord.

     6. Tenant shall park motor vehicles in parking areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

     7. Tenant shall. not disturb, solicit or canvas any tenant or other occupant of the Building or Project and shall cooperate to prevent same.

     8.   No person shall go on the roof without Landlord's permission.

     9. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

    10. All goods, including material used to store goods, delivered to the Premises of Tenant

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

shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

    11. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

    12. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

    13. Tenant is responsible for the storage and removal of all trash and refuse in excess of regular janitorial services provided by Landlord. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

    14. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

    15. Tenant shall not permit any animals, including but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Project or shy of the common areas, except for "seeing eye" dogs.

INITIALS: _______________________________

TENANT: _______________________________

LANDLORD:_____________________________

                                   EXHIBIT E

                        FORM OF ESTOPPEL CERTIFICATE

_________________________ (herein "Tenant") hereby certifies to
_________________ and its successors and assigns that Tenant leases from
__________________________________ ("Landlord") approximately square feet of space (the "Premises") in _______________ pursuant to that certain Lease Agreement dated _________________ by and between Landlord and Tenant, as amended by __________________ (collectively, the "Lease"), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to___________________, that as of the date hereof:

     1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

     2. Tenant is in actual occupancy of the Promises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of: all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.

     3. The initial term of the lease commenced ______________________ and shall expire ____________________. Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises:

     4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows:_______________________________.

     5. Base Rent payable under the Lease is _____________________. Base Rent and additional Rent have been paid through _________________. There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.

     6. There are no concessions, bonuses, free months' rent, rebates or other matters affecting the rentals except as follows:
________________________.

     7. No security or other deposit has been paid with respect to the Lease except as follows: _______________________________.

     8. Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows:________________________. Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

     9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows:
_________________________.

    10. Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.

    11. The Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises.

    Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises.

    IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this ________day of _________________, 200__.

                    "TENANT"

                    ___________________________________


                    By: ________________________________
                         Name:
                         Title:

                              EXHIBIT F

          FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT
                              AGREEMENT

THIS AGREEMENT is dated the ____ day of ______________, 200__, and is made between _______________________, a _________________, having a place of business and mailing address of
_______________________________________________________ ("Mortgagee"), and
______________________, a ___________________, having a place of business and mailing address of _________________________________________ ("Tenant").

                              RECITALS:

I.Tenant has entered into a certain lease ("Lease") dated
___________________, 200____, with ____________________ as lessor
("Landlord") covering certain premises known as _______________________ being part of a premises commonly known as _____________________ and located in __________________________ (the "Premises").

II   Mortgagee has agreed to make a mortgage loan in the amount of
__________________ ($___________) Dollars (together with all amendments, modifications, supplements, renewals, extensions, spreaders and consolidations thereto, the "Mortgage") to the Landlord, secured by the Premises, and the parties desire to set forth their agreement herein.

     NOW, THEREFORE, in consideration of the Premises, and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     A. Said Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the Premises form a part to the full extent of the amounts secured thereby and interest thereon.

     B. Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of said Lease upon the same terms and conditions set forth in said Lease.

     C. If it becomes necessary to foreclose the Mortgage, Mortgagee will not terminate said Lease nor join Tenant in summary or! foreclosure proceedings (unless such joinder shall be required to protect Mortgagee's interest under the Mortgage and in which case Mortgagee shall not seek affirmative relief from Tenant in such action or proceeding) so long as Tenant is not in default under any of the terms, covenants, or condition of said Lease.

     D. If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be:

         1. liable for any act or omission of any prior landlord (including Landlord); or

         2. liable for the return of any security deposit; or

         3. subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

         4. bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

         5. bound by any amendment, modification, extensions or renewal of the Lease made without Lender's consent; or

         6. bound by any representation or warranty made by any prior landlord (including Landlord).

     E. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

     F. Tenant agrees to give Mortgagee, by registered or certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rent and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that Tenant shall not terminate the Lease nor abate rents thereunder or claim an offset against rents thereunder unless notice has been given to Mortgagee and Mortgagee has been given a reasonable period of time (including a period of time to commence and complete a foreclosure proceeding) to cure such default.

     G. Tenant acknowledges that it has notice that Landlord's interest under the Lease and the rents thereunder have been collaterally assigned to Mortgagee as part of the security for the obligations secured by the Mortgage. Notice from Mortgagee to Tenant directing payment of rent and all other sums due under the Lease shall have the same effect under the Lease as a notice to Tenant from Landlord and Tenant agrees to be bound by such notice. In the event of any conflict or inconsistency between a notice from Landlord and a notice from Mortgagee, thee notice from Mortgagee shall control.

     H. This Agreement shall not be modified, amended or terminated except by a writing duly executed by the party against whom the same is sought to be enforced.

     I. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the laws of conflicts) of the state in which the Premises are located.

     IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

___________________________ Mortgagee:__________________________________
Date


                            By: ________________________________________
                            Its:________________________________________
                            Address:____________________________________
                                    ____________________________________
                                    ____________________________________


___________________________Tenant:__________________________________
Date


                            By: ________________________________________
                            Its:________________________________________
                            Address:____________________________________
                                    ____________________________________
                                    ____________________________________